Exhibit 99.1

Blue Nile Announces Third Quarter 2015 Financial Results

Third Quarter Net Sales Increased 4.0% to $109.9 million
Third Quarter Earnings Per Diluted Share Total $0.17
Company Announces a Renewal of its Stock Repurchase Program for $100 million

SEATTLE, November 5, 2015 -- Blue Nile, Inc. (Nasdaq: NILE), a leading online retailer of diamonds and fine jewelry, today reported financial results for its third quarter ended October 4, 2015.
Net sales increased 4.0% to $109.9 million for the third quarter ended October 4, 2015 compared to $105.8 million for the third quarter ended September 28, 2014. Operating income for the quarter totaled $3.0 million, representing an operating margin of 2.8% of net sales, compared to $2.6 million in operating income and 2.4% operating margin for the third quarter 2014. Net income totaled $2.0 million, or $0.17 per diluted share versus $1.7 million, or $0.14 per diluted share for the third quarter 2014.
Non-GAAP adjusted EBITDA for the quarter totaled $5.3 million compared to $4.5 million for the third quarter 2014. For the trailing twelve month period ended October 4, 2015, net cash provided by operating activities totaled $14.7 million compared to $14.8 million for the trailing twelve month period ended September 28, 2014. For the trailing twelve month period ended October 4, 2015, non-GAAP free cash flow totaled $10.8 million, as compared to $10.6 million for the trailing twelve month period ended September 28, 2014.
Blue Nile’s Board of Directors authorized the renewal of the Company’s share repurchase program.  The Company is authorized to repurchase up to $100.0 million of its common stock over the next 27 months.
“Today we announced another quarter of continued growth and heightened profitability, delivering double-digit increases in net income and earnings per share,” said Harvey Kanter, Blue Nile Chairman, CEO, and President. “Importantly, we expanded profitability while at the same time investing in initiatives to drive greater long-term growth. These initiatives, which include online and offline marketing and the Webroom concept, focus on building awareness and generating a greater level of trust for buying diamonds and fine jewelry online.”
Highlights

•	U.S. engagement net sales for the third quarter 2015 increased 6.9% to $65.0 million, compared to $60.8 million for the third quarter 2014.

•	U.S. non-engagement net sales for the third quarter 2015 increased 6.7% to $25.0 million, compared to $23.5 million for the third quarter 2014.

•
International net sales for the third quarter 2015 were $19.9 million, compared to $21.5 million for the third quarter 2014, a decrease of 7.2%. Excluding the impact from changes in foreign exchange rates, international net sales increased 3%.

•	Gross profit for the third quarter 2015 totaled $21.2 million. As a percent of net sales, gross profit was 19.3% compared to 17.8% for the third quarter 2014.

•
Selling, general and administrative expenses for the third quarter 2015 were $18.2 million, compared to $16.3 million in the third quarter 2014. Selling, general and administrative expenses included stock-based compensation expense of $1.3 million for the third quarter in 2015 and $1.0 million for the third quarter in 2014.

•
Earnings per diluted share for the third quarter 2015 was $0.17 compared to $0.14 for the third quarter 2014.  Earnings per diluted share included stock-based compensation expense of $0.07 for the third quarter 2015 and $0.05 for the third quarter 2014.

•	At the end of the third quarter 2015, cash and cash equivalents totaled $33.6 million.

•	During the third quarter 2015, Blue Nile repurchased 7,763 shares of its common stock for $0.2 million.
Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of November 5, 2015. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the fourth quarter of 2015 (Quarter ended January 3, 2016):

•	Net sales are expected to be between $158 million and $168 million.

•	Earnings per diluted share are projected at $0.41 to $0.47.
Expectations for the fiscal year 2015 (Year Ending January 3, 2016):

•	Net sales are expected to be between $488 million and $498 million.

•	Earnings per diluted share are projected at $0.87 to $0.93.

Blue Nile reports fiscal results on a 52/53-week format. The Company's fiscal 2014 reporting period included 53 weeks, with an additional week falling into the fourth quarter.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to commodity prices, general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended January 4, 2015. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended October 4, 2015, which we expect to file with the Securities and Exchange Commission on or before November 13, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its third quarter financial results today at 5:30 a.m. PT/8:30 a.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the “constant exchange rate basis”). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.
A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	October 4, 2015	September 28, 2014
Net income	$1,977	$1,650
Income tax expense	1,041	848
Other loss, net	21	62
Depreciation and amortization	940	923
Stock-based compensation	1,283	1,002
Non-GAAP adjusted EBITDA	$5,262	$4,485

	Year to date ended	Year to date ended
	October 4, 2015	September 28, 2014
Net income	$5,495	$4,900
Income tax expense	2,969	2,499
Other income, net	(76)	(44)
Depreciation and amortization	2,771	2,742
Stock-based compensation	3,801	3,185
Non-GAAP adjusted EBITDA	$14,960	$13,282

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash (used in) provided by operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	October 4, 2015	September 28, 2014
Net cash used in operating activities	$(5,268)	$(3,764)
Purchases of fixed assets, including internal-use
software and website development	(988)	(1,255)
Non-GAAP free cash flow	$(6,256)	$(5,019)

	Twelve months ended	Twelve months ended
	October 4, 2015	September 28, 2014
Net cash provided by operating activities	$14,727	$14,793
Purchases of fixed assets, including internal-use
software and website development	(3,891)	(4,239)
Non-GAAP free cash flow	$10,836	$10,554

The following table reconciles year-over-year international net sales percentage (decreases) increases from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended October 4, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	(7.2)%	(10.2)%	3.0%
Quarter ended September 28, 2014	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	25.6%	(0.3)%	25.9%

Year to date ended October 4, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	2.7%	(8.8)%	11.5%
Year to date ended September 28, 2014	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	10.8%	(2.2)%	13.0%

About Blue Nile, Inc.
Blue Nile, Inc. is the original online jeweler. The company offers a smarter way to buy engagement rings, wedding rings, and fine jewelry by providing in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. Blue Nile has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	October 4, 2015	January 4, 2015	September 28, 2014

ASSETS
Current assets:
Cash and cash equivalents	$33,609	$91,186	$32,324
Trade accounts receivable	4,006	2,137	3,032
Other accounts receivable, net	930	1,571	468
Note receivable	600	—	—
Inventories	41,946	41,668	33,084
Deferred income taxes	1,015	1,123	742
Prepaid income taxes	—	—	297
Prepaids and other current assets	2,317	1,524	1,536
Total current assets	84,423	139,209	71,483
Property and equipment, net	10,795	10,422	10,378
Intangible assets, net	87	103	108
Deferred income taxes	3,829	3,064	3,927
Note receivable	—	2,000	2,000
Other investments	2,280	2,280	2,280
Other assets	218	256	262
Total assets	$101,632	$157,334	$90,438
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,328	$128,675	$72,312
Accrued liabilities	8,816	11,992	6,522
Current portion of long-term financing obligation	33	32	32
Current portion of deferred rent	291	292	286
Total current liabilities	85,468	140,991	79,152
Long-term financing obligation, less current portion	464	489	497
Deferred rent, less current portion	1,771	1,982	2,051
Unearned income	2,141	—	—
Other long-term liabilities	201	169	117
Commitments and contingencies
Stockholders’ equity:
Common stock	22	22	22
Additional paid-in capital	230,290	227,146	226,812
Accumulated other comprehensive loss	(211)	(236)	(153)
Retained earnings	108,984	103,489	98,658
Treasury stock	(327,498)	(316,718)	(316,718)
Total stockholders’ equity	11,587	13,703	8,621
Total liabilities and stockholders’ equity	$101,632	$157,334	$90,438

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year to date ended
	October 4, 2015	September 28, 2014	October 4, 2015	September 28, 2014
Net sales	$109,943	$105,760	$330,083	$316,057
Cost of sales	88,712	86,910	266,790	257,915
Gross profit	21,231	18,850	63,293	58,142
Selling, general and administrative expenses	18,192	16,290	54,905	50,787
Operating income	3,039	2,560	8,388	7,355
Other (loss) income, net:
Interest income, net	12	19	76	91
Other loss, net	(33)	(81)	—	(47)
Total other (loss) income, net	(21)	(62)	76	44
Income before income taxes	3,018	2,498	8,464	7,399
Income tax expense	1,041	848	2,969	2,499
Net income	$1,977	$1,650	$5,495	$4,900
Basic net income per share	$0.17	$0.14	$0.47	$0.40
Diluted net income per share	$0.17	$0.14	$0.47	$0.40

Shares used for computation (in thousands):
Basic	11,523	11,844	11,706	12,248
Diluted	11,612	11,865	11,779	12,312

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	October 4, 2015	September 28, 2014
Operating activities:
Net income	$5,495	$4,900
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,771	2,742
Stock-based compensation	3,831	3,245
Deferred income taxes	(657)	1,839
Tax deficiency from share-based awards	(597)	(1,798)
Excess tax benefit from share-based awards	(29)	(173)
Changes in assets and liabilities:
Receivables	(1,228)	26
Inventories	(278)	1,446
Prepaid income taxes	—	(50)
Prepaid expenses and other assets	(755)	(234)
Accounts payable	(52,344)	(50,071)
Accrued liabilities	(3,176)	(4,229)
Unearned income	2,141	—
Deferred rent and other	(180)	(168)
Net cash used in operating activities	(45,006)	(42,525)
Investing activities:
Purchases of property and equipment	(2,940)	(2,820)
Payments received on note receivable	1,400	—
Net cash used in investing activities	(1,540)	(2,820)
Financing activities:
Repurchase of common stock	(10,780)	(40,308)
Proceeds from stock option exercises	241	2,266
Taxes paid for net share settlement of share-based awards	(424)	(244)
Excess tax benefit from share-based awards	29	173
Principal payments under long-term financing obligation	(24)	(96)
Net cash used in financing activities	(10,958)	(38,209)

Effect of exchange rate changes on cash and cash equivalents	(73)	(64)

Net decrease in cash and cash equivalents	(57,577)	(83,618)

Cash and cash equivalents, beginning of period	91,186	115,942
Cash and cash equivalents, end of period	$33,609	$32,324

	Year to date ended
	October 4, 2015	September 28, 2014
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$4,825	$2,506